SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                February 21, 2001
                        (Date of Earliest Event Reported)

                          SATTEL GLOBAL NETWORKS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                          1004 Depot Hill Rd., Ste. 1E
                              Broomfield, CO 80020
                    (Address of Principal Executive Offices)

                            303-404-9904 (Telephone)
                               303-404-9908 (Fax)


     Colorado
      (State  or  other              (Commission         (IRS  Employer
jurisdiction  of  incorporation)     File  Number)     Identification  No.)

ITEM  5.          OTHER  EVENTS

     On February 21, 2001, Sattel Global Networks, Inc. ("SGNW"), cancelled a conditional merger agreement with Sattel Global Networks, a private Delaware corporation ("SGN"), and Sattel de Guatemala, S.A., a private company based in Guatemala ("SDG"), which was entered into on December 19, 2000. The decision to cancel the merger agreement was made in part, as a result of SGN's inability to obtain corporate financing as required by the merger agreement.

ITEM  6.          RESIGNATIONS  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

     As a result of the termination of the merger agreement as set forth in Item 5 herein, "Other Events", on February 21, 2001, George Weischadle resigned as President, Treasurer and Director of the Company, Stan Cohen resigned as the Company's Vice-President and Director, John Schilling resigned as the Company's Vice-President, Werner Greider and Edgar Benavente resigned as Directors and Jill Luna resigned as Secretary. Rick Muller has retained his position as a Director and has been appointed the Company's new Secretary. Daniel L. Motsinger, age 49, a graduate of Surry Community College, has been appointed as the Company's President, Treasurer and a Director, as well.

EXHIBITS

Exhibit  17                    Resignation  of  Officers  and  Directors

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized this 5th day of March, 2001.

     Sattel  Global  Networks,  Inc.



              By  /s/  Daniel  L.  Motsinger
              Daniel  L.  Motsinger,  President